Exhibit 11


                          CODA MUSIC TECHNOLOGY, INC.
                       COMPUTATION OF EARNINGS PER SHARE
                         For the Year Ended December 31




                                                                                       1996                       1995
                                                                                 -----------------          -----------------

NET LOSS                                                                         $    (1,771,046)            $   (1,650,421)
                                                                                 =================          =================

WEIGHTED AVERAGE COMMON AND COMMON
       EQUIVALENT SHARES OUTSTANDING:
       Common Shares Outstanding(1)                                                    4,300,411                  3,681,872
       Common Stock equivalents calculated pursuant to
             Securities and Exchange Commission Staff
             Bulletin No. 83(2)                                                                                      86,095
                                                                                  -----------------          -----------------

WEIGHTED AVERAGE COMMON AND COMMON
       EQUIVALENT SHARES OUTSTANDING                                                  4,300,411                  3,767,967
                                                                                  =================          =================

NET LOSS PER COMMON AND COMMON
       EQUIVALENT SHARE                                                                   ($0.41)                    ($0.44)
                                                                                 =================          =================


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

     1 Reflects the effect of conversion of Series A and Series B Convertible
       Preferred Stock to common stock and a 1-for-2 reverse stock split for all periods presented.
     2 Reflects the issuance of Series B Convertible Preferred Stock, issuance of common stock for services, stock options granted, warrants issued to purchase Series B Convertible Preferred Stock and warrants issued to purchase common stock within the twelve month period prior to the Company's initial public offering at a price less than the public offering price.